Exhibit 5.1

Fishman Haygood LLP

201 St. Charles Avenue, 46th Floor

New Orleans, LA 70170

fishmanhaygood.com

October 7, 2016

Spark Energy, Inc.

12140 Wickchester, Suite 100

Houston, Texas 77079

Ladies and Gentlemen:

We have acted as counsel for Spark Energy, Inc., a Delaware corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on or about the date hereof in connection with the offer and sale: (a) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of: (i) shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company, in one or more series (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”); and (iii) warrants for the purchase of Common Stock (the “Warrants” and, together with the Common Stock, Preferred Stock and Depositary Shares, the “Securities”); and: (b) by Retailco, LLC, a Texas limited liability company (“Retailco”), NuDevco Retail, LLC, a Texas limited liability company (“NuDevco Retail”), and Retailco Acquisition Co., LLC, a Texas limited liability company (“Acquisition Co.” and, together with Retailco and NuDevco Retail, the “Selling Stockholders”) from time to time pursuant to Rule 415 under the Securities Act of: (i) 397,000 shares of Common Stock (the “Exchanged Shares”) held by Retailco that are currently issued and outstanding and that were previously issued upon exchange of an equivalent number of units of Spark HoldCo, LLC (the “Spark HoldCo Units”) together with an equal number of shares of the Company’s Class B common stock (the “Class B Shares”), (ii) an aggregate of 10,224,742 shares of Common Stock (the “Exchangeable Shares”) held by Retailco and NuDevco Retail that may in the future be issued upon exchange of an equivalent number of currently outstanding Spark HoldCo Units together with an equal number of currently outstanding Class B Shares, pursuant to the Second Amended and Restated Limited Liability Company Agreement of Spark HoldCo, LLC (the “Spark HoldCo LLC Agreement”), (iii) 200,000 shares of Common Stock (the “Earnout Shares”) that may in the future be issued to Retailco upon exchange of an equivalent number of Spark HoldCo Units together with an equal number of Class B Shares issuable as earnout consideration by the Company and Spark HoldCo pursuant to the Major Energy Purchase Agreement (as defined in the Registration Statement), and (iv) 517,821 shares of Common Stock (the “Note Shares”) that may in the future be issued to Acquisition Co. upon exchange of an equivalent number of Spark HoldCo Units together with an equal number of Class B Shares issuable by the Company and Spark HoldCo under the CenStar Note and Oasis Note (each as defined in the Registration Statement).

We have also participated in the preparation of a Prospectus (the “Prospectus”) relating to the Securities, the Exchanged Shares, the Exchangeable Shares, the Earnout Shares and the Note Shares, which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions hereinafter expressed, we have examined, among other things: (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the Amended and Restated Bylaws of the Company, (iii) the Registration Statement and the Prospectus, (iv) the Spark HoldCo LLC Agreement, the Major Energy Purchase Agreement, the CenStar Note and the Oasis Note, (v) originals, or copies certified or otherwise identified, of the records and minute books of the Company, as furnished to us by the Company, (vi) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company, and (vii) such other documents and questions of law as we have deemed necessary or appropriate for purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with the opinions hereinafter expressed, we have assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will have complied with all applicable laws, and no stop order suspending its effectiveness will have been issued and remains in effect; (ii) one or more prospectus supplements, if required, will have been prepared and filed with the Commission; (iii) all Securities, Exchanged Shares, Exchangeable Shares, Earnout Shares and Note Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement to the Prospectus; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities, Exchanged Shares, Exchangeable Shares, Earnout Shares and Note Shares offered will have been duly authorized and validly executed and delivered by the Company, the Selling Stockholders and the other parties thereto; (v) any Exchangeable Shares, Earnout Shares or Note Shares issuable upon exchange of the Spark HoldCo Units and the Class B Shares will have been issued in accordance with the Spark HoldCo LLC Agreement; (vi) the Class B Shares and Spark HoldCo Units exchangeable into the Earnout Shares and Note Shares will be issued in accordance with the terms of the Major Energy Purchase Agreement, CenStar Note and Oasis Note, as applicable, (vii) the issuance of the Securities, the Exchangeable Shares, the Earnout Shares and the Note Shares by the Company will not, in each case, violate the organizational documents of the Company then in effect or any law, regulation, government or court-imposed order, restriction, agreement or instrument then binding on the Company; (viii) upon the issuance by the Company of any Securities that are shares of Common Stock or Preferred Stock, or the Exchangeable Shares, the Earnout Shares or the Note Shares, the total number of shares of Common Stock and Preferred Stock issued and outstanding, respectively, will not exceed the total number of shares thereof that the Company is then authorized to issue under its organizational documents; (ix) any Securities issuable upon conversion, exchange or exercise of any Preferred Stock, Depositary Shares or Warrants being offered will have been duly authorized, created and if appropriate, reserved for issuance upon such conversion, exchange or exercise; (x) the certificates for the Common Stock, the Exchangeable Shares, Earnout Shares and Note Shares, when issued, will conform to the specimens thereof examined by us; and (xi) each document submitted to us for review is accurate and complete and the information therein is true and correct, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

Based upon and subject to the foregoing, we are of the opinion that:

1.	With respect to shares of Common Stock, when both: (A) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters, and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock shall have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid, and nonassessable.

2.	With respect to shares of any series of Preferred Stock, when: (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, and (B) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock shall have been properly issued) either: (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

3.

With respect to the Depositary Shares, when: (A) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware; (B) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (C) the shares of Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreement; and (D) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Board, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be legally issued.

4.	With respect to the Warrants, when: (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (B) the agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Warrants and the applicable definitive purchase, underwriting, or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be legally issued and such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

5.	The Exchanged Shares have been validly issued, and are fully paid and non-assessable.

6.	With respect to the Exchangeable Shares, when: (A) the Board has taken all necessary action to approve the issuance of the Exchangeable Shares and related matters, (B) such Exchangeable Shares have been issued and delivered in accordance with the terms of the Spark HoldCo LLC Agreement and any applicable definitive purchase, underwriting or similar agreement approved by the Board, the Selling Stockholders and the other parties thereto upon payment of the consideration therefor as provided for therein, and (C) certificates representing the Exchangeable Shares have been duly executed, countersigned, registered, and delivered (or non-certificated Exchangeable Shares shall have been properly issued), the Exchangeable Shares will be validly issued, fully paid and non-assessable.

7.	With respect to the Earnout Shares, the Earnout Shares have been duly authorized, and when: (A) the Earnout Shares have been issued and delivered in accordance with the terms of the Spark HoldCo LLC Agreement, and any applicable definitive purchase, underwriting or similar agreement approved by the Board, the Selling Stockholders and the other parties thereto upon payment of the consideration therefor as provided for therein, and (B) certificates representing the Earnout Shares have been duly executed, countersigned, registered, and delivered (or non-certificated Earnout Shares shall have been properly issued), the Earnout Shares will be validly issued, fully paid and non-assessable.

8.	With respect to the Note Shares, the Note Shares have been duly authorized, and when: (A) the Note Shares have been issued and delivered in accordance with the terms of the Spark HoldCo LLC Agreement, and any applicable definitive purchase, underwriting or similar agreement approved by the Board, the Selling Stockholders and the other parties thereto upon payment of the consideration therefor as provided for therein, and (B) certificates representing the Note Shares have been duly executed, countersigned, registered, and delivered (or non-certificated Note Shares shall have been properly issued), the Note Shares will be validly issued, fully paid and non-assessable.

The opinions set forth above are limited in all respects to matters of the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws), and applicable federal laws of the United States of America, in each case as in effect on the date hereof, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Truly yours,

/s/ Fishman Haygood, L.L.P.